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                                                  Exhibit 10(f)

                       FIRST AMENDMENT TO
                  THE ST. PAUL COMPANIES, INC.
                    BENEFIT EQUALIZATION PLAN
                          1995 REVISION

The St. Paul Companies, Inc.  Benefit Equalization Plan 1995
Revision (the "Plan") is hereby amended effective January 1, 1998 except as otherwise provided, as follows:

                               I.

Section 2.8 of the Plan is hereby amended to read as follows:

               Sec. 2.8 Excess Deferrals. "Excess Deferrals" for a calendar year with respect to a person who satisfies the eligibility conditions set forth in
          Section 2. 15(b)(1) through (3) for such calendar year means the amount that would have been contributed as pre-tax contributions to his account under the Savings Plus Plan for the calendar year pursuant to his irrevocable compensation reduction election under the Savings Plus Plan if the limitations under Code Sections 401(a)(17), 402(g) and 415 were disregarded, minus the amount of pre-tax contributions actually made to his account under the Savings Plus Plan for the calendar year. A person who does not satisfy all of the eligibility requirements of Section 2.15(b)(1) through (3) of the Plan for a calendar year shall not have any Excess Deferrals credited to his Excess Deferral Account for such calendar year.

                               II.

Section 2.11 of the Plan is hereby amended to read as follows:

          Sec. 2.11 Excess Matching Contributions. "Excess Matching Contributions" for a calendar year with respect to a person who satisfies the eligibility conditions set forth in Section 2.15(b)(1) through (3) for such calendar year means the amount of matching contributions that would have been contributed to his account under the Preferred Stock Fund for the calendar year if the limitations under Code Sections 401(a)(17), 401(m), 402(g) and 415 were disregarded, minus the amount of matching contributions actually made to his account under the Preferred Stock Fund for the calendar year. A person who does not satisfy all of the eligibility requirements of Section 2.15(b)(1) through
     (3) of the Plan for a calendar year shall not have any Excess (including a deemed election pursuant to the preceding sentence) shall remain in effect until the Participant files a change in investment election with the Administrator.

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          The Administrator shall designate two or more
     Investment Funds for Participant investment elections under this Section 4.3. Except for the Company Stock Fund and the Prime Fund (as each are described below) each Investment Fund shall be a registered investment company (mutual fund). The Administrator may make a "Company Stock Fund" available as an Investment Fund under the Plan. If the Administrator makes a Company Stock Fund available under this Section 4.3, amounts deemed invested in the Company Stock Fund shall be credited or charged with income, gains and losses as if such amounts were contributed to the Savings Plus Plan and invested in the St. Paul Companies, Inc. Common Stock Fund offered under the Savings Plus Plan. In addition, the Plan shall make available an "Prime Fund" under which the portion of the Participant's ERP Account will be credited with interest during each calendar quarter at the prime rate of interest reported in the Wall Street Journal as of the last business day of the preceding calendar quarter.

          The Administrator, in his sole discretion, may prospectively designate additional Investment Funds, replace Investment Funds or eliminate Investment Funds from time to time; provided that (i) there must be at least two Investment Funds available under the Plan at all times, and
     (ii) the Administrator may not eliminate the Prime Fund, except that the Administrator may prospectively change the manner in which interest is credited under the Interest Fund (including, but not limited to, changes in the manner in which the interest rate is determined, the frequency at which the rate is redetermined, and/or the compounding periods).

          If the Administrator eliminates or replaces an Investment Fund (an "Eliminated Fund"), each Participant must file a change in investment election to redirect the investment of amounts which were deemed to be invested in the Eliminated Fund. This change in investment election must be filed prior to the first day on which the Eliminated Fund ceases to be an Investment Fund (the "Elimination Date"). If a Participant does not file a change in investment election before the Elimination Date, the amounts that were deemed to be invested in the Eliminated Fund immediately prior to the Elimination Date will be deemed to be invested in such Investment Fund (or among such Investment Funds) as the Plan Administrator, in his sole Matching Contributions credited to his Excess Matching Contribution Account for such calendar year.

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                              III.

Section 2.15 of the Plan is hereby amended to read as follows:

               Sec. 2.15  Participant.  "Participant" means:

                     (a) For purposes of the ERP, any individual who
               (1) is a participant in the Retirement Plan, (2) is a Highly Compensated Employee and (3) is entitled to a benefit pursuant to ERP which has not yet been paid in full; and

                    (b)  For purposes of ESP, any individual who
               for a calendar year (1) participates in the Savings Plus Plan, (2) is designated, or is a member of a class of employees of a Participating Employer designated, as eligible to participate in ESP from time to time by the Company's Sr. Vice President, Human Resources, and (3) makes an irrevocable compensation reduction election for such calendar year under the Savings Plus Plan and ESP before the first day of such calendar year (or, if later, within 30 days after such person was first hired by a Participating Employer). A person who has an Account balance under ESP shall remain an ESP Participant until the entire balance of his Account is distributed.

                               IV.

Section 2.21 is hereby amended by adding the following sentence to the end thereof:

          Notwithstanding the foregoing, for purposes of processing distributions under the Executive Savings Plus, if a Participant's Termination of Employment is not reflected in the payroll report for any payroll period ending in the month in which such Termination of Employment occurred, the Participant's Termination of Employment shall be deemed to occur in the next following month.

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                               V.

Section 4.1 of the Plan is hereby amended to read as follows:

          (b) Present Value Over $50,000. If the lump sum Actuarial Equivalent Present Value of the Participant's ERP benefit exceeds $50,000 as of his Benefit Commencement Date, said amount shall be credited to the Participant's ERP Account as of the last day of the month that includes the Participant's Benefit Commencement Date. If the Participant's Benefit
               Commencement Date occurred prior to January 1, 1998 and as of January 1, 1998 the Participant's ERP benefit has not been distributed in full, the unpaid balance of the Participant's remaining ERP benefit (including imputed earnings credited through December 31, 1997) shall be credited to the Participant's ERP Account as of January 1, 1998. The Participant's ERP Account will be paid to the Participant in ten annual installments (including installments paid prior to January 1, 1998).


                               VI.

Section 4.3 is hereby amended to read as follows:

               Sec. 4.3 Imputed Earnings. A Participant's ERP Account will be credited with investment income and gains and charged with investment losses and installment payments as if the Participant's Deferred Compensation Account was actually invested in accordance with the Participant's investment elections among the Investment Funds made available for Participant directed investment by the Administrator.
          A Participant may make or change his investment election in 1% increments. A change in investment election must be filed with the Administrator on a form prescribed by the Administrator or, if the Administrator establishes a telephonic voice response system for ERP Account investment elections, through such telephonic voice response system. A change in investment election will become effective as soon as practicable following the Administrator's receipt of the change in investment election.

               If the Participant does not make an investment election with respect to his ERP Account (including ERP benefits which are in pay status as of January 1,
          1998), he will be deemed to have elected to invest his entire ERP Account balance in the Prime Fund. A Participant's investment election discretion, shall designate until such time as the Participant files a valid change in investment election.

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                              VII.

 Section 4.6 is hereby amended to read as follows:

               Sec. 4.6  Installment Payment Date.  The
          "Installment Payment Date" with respect to an installment payment is the date as of which the amount of such installment payment is determined. The first installment payment date is the last day of the month that includes Benefit Commencement Date. The Installment Payment Date for subsequent annual installment payments shall be the last day of the calendar year (with respect to installments that commenced prior to January 1, 1998) and the last day of the month that includes the anniversary of the Benefit Commencement Date (with respect to installments commencing on or after January 1, 1998). Installment payments will be paid to the Participant within 30 days after the Installment Payment Date.


                              VIII.

Section 4.7 is hereby amended to read as follows:

               Sec. 4.7 Computation of Installment Payments. If benefits are paid in the form of installments, the amount of each installment payment shall equal the Participant's ERP Account balance as of the Installment Payment Date divided by the number of remaining installment payments.



                               IX.

Section 5.6 is hereby amended effective January 1, 1997 to add the following sentence to the end thereof:

          Notwithstanding the foregoing, no amounts will be credited under this Section 5.6 to a Participant's
          Economy Supplemental Account for any calendar year commencing on or after January 1, 1997.

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                               X.


Section 6.1 is hereby amended to read as follows:

          Sec. 6.1  Distribution of Benefits.

          (a) Benefits $50,000 Or Less. If a Participant's vested Executive Savings Plus Account balance is $50,000 or less as of his Termination of Employment, the Participant's vested Account balance as of his Termination of Employment will be distributed in a single lump sum within 30 days after the last day of the month in which the Participant has a Termination of Employment.

          (b) Benefits Over $50,000. If a Participant's vested Executive Savings Plus Account balance exceeds $50,000 as of the Participant's Termination of Employment, the Participant's vested Account balance will be paid to him in ten annual installments.

                               XI.

A new Section 6.4 is added to the end of Article VI to read as follows:

               Sec. 6.4  Installment Payment Date.  The
          "Installment Payment Date" with respect to an installment payment is the date as of which the amount of such installment payment is determined. The first installment payment date is the last day of the month in which the Participant has a Termination of Employment. The Installment Payment Date for subsequent annual installment payments shall be the last day of the calendar year (with respect to installments that commenced prior to January 1, 1998) and the last day of the month that includes the anniversary of the Participant's Termination of Employment (with respect to installments commencing on or after January 1, 1998). Installment payments will be paid to the Participant within 30 days after the Installment Payment Date.

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                              XII.

A new Section 6.5 is hereby added to the Plan to read as follows:

               Sec. 6.5 Computation of Installment Payments. If benefits are paid in the form of installments, the amount of each installment payment shall equal the Participant's vested ESP Account balance as of the Installment Payment Date divided by the number of remaining installment payments.



IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers and its corporate
seal to be hereunto affixed this       day of
                    , 1997.


                                   THE ST. PAUL COMPANIES, INC.

(Corporate Seal)
                              By: /s/ Greg A. Lee
                                  ---------------
                                      Greg A. Lee

                              Title: Senior Vice President-
                                      Human Resources